CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 60 to the Registration Statement No. 2-66906 on Form N-1A of our report dated July 25, 2005 relating to the financial statements and financial highlights of John Hancock High Yield Fund appearing in the corresponding Annual Report on Form N-CSR of John Hancock High Yield Fund for the year ended May 31, 2005 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 25, 2007


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 14, 2006, relating to the financial statements and financial highlights which appear in the May 31, 2006 Annual Report to Shareholders of John Hancock High Yield Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers
-------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
June 25, 2007